EXHIBIT 10.5

                         EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT (the "Agreement"), dated as of the       of
November, 1994, between THE FRESH JUICE COMPANY, INC., a Delaware corporation (the "Company"), and Paul Ballentine, an individual resident of the State of Florida (the "Executive").

     WHEREAS, the Company desires to employ the Executive upon the terms and conditions set forth below; and

     WHEREAS, the Executive desires to accept such employment upon the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, intending to be legally bound thereby, the parties hereto agree as follows:

1. Employment, Duties and Acceptance.

     1.1. Employment. (a) The Company hereby employs the Executive to serve as its Vice President of Production and Product Development, with such power and duties as the Board of Directors of the Company shall assign or vest in him at any time and from time to time.

     (b) The Executive's services hereunder will be rendered at the Company's production facilities in Florida, or such other place as the parties may agree to at any time and from time to time. It is understood and agreed, however, that during the Term (as defined in Section 2 below) the Executive's duties may require reasonable periods of travel from time to time at such times as the Company may reasonably request.

     1.2. Acceptance of Employment. (a) The Executive hereby accepts such employment and agrees to serve as described in Section 1.1 hereof.

           (b) The Executive shall report to the Board of Directors of the Company.

           (c) The Executive shall not, during the term, actively engage in any other business activity unless the Executive has previously advised the Board of Directors of the Company in writing of such proposed business activity and the Board of Directors of the Company specifically advises the Executive in writing that it consents thereto.

           (d) The Executive further agrees to accept election and to serve during all or any part of the Term as an officer and director of any one or more direct or indirect subsidiaries of the Company (each, a "Subsidiary"), without any additional compensation therefor other than that specified in this Agreement, if elected or appointed to any such position by the stockholders or Board of Directors of the Company or of any Subsidiary; provided, however, that if for any reason this Agreement or the Executive's employment hereunder is terminated, the Executive will forthwith resign from and will not thereafter act as an officer, director or executive of, or consultant to, the Company or any Subsidiary.

2.  Term of Employment.

     Subject to the provisions of Section 4 hereof, the term of this Agreement (the "Term") shall commence on the date hereof.

3.  Compensation.

     3.1. Salary, Bonus. As compensation for all services to be tendered to or at the request of the Company by the Executive pursuant to this Agreement, the Company agrees to pay the Executive an annual salary of $125,000.
Salary shall be payable in equal bi-weekly installments.

     3.2. Benefits. (a) During the Term, the executive shall be entitled to participate in and enjoy the benefits of any profit sharing, health insurance or other similar plan or plans which may be instituted by the Company for the benefit of its executive officers or employees generally, upon such term as may be therein provided.

     3.3. Expenses. The Company shall provide the Executive with a corporate American Express Card for use by the Executive for all reasonable expenses actually incurred by him during the Term in connection with the performance of his services under this Agreement. In addition, the Company shall reimburse the Executive for all reasonable expenses actually paid by him during the Term in connection with the performance of his services under this Agreement upon presentation of expense statements or vouchers or such other supporting information, in writing, as may be required by law to support the deductability of such expenses for United States federal income tax purposes or as the Board of Directors of the Company may require.

     3.4. Automobile. During the Term, the Executive shall be entitled to the use of a Company automobile.

     3.5. Vacation; Sick Days. The Executive shall be entitled to as many holidays, vacation days, sick days and personal days as are in accordance with the Company's policy then in effect for its executive officers.

     3.6. Relocation. The Executive shall be reimbursed for $25,000 of relocation expenses. If the Executive leaves the Company's employ before one year's time, the $25,000 will be repaid to the Company.

4.  Termination.

     This Agreement and all the obligations of each of the parties thereunder shall terminate earlier than the stated term in the following circumstances:

     4.1. Death. In the event of the Executive's death, this Agreement shall terminate on the date of death.

     4.2. Disability. If during the term the Executive shall become ill or is injured or otherwise disabled and such illness, injury or disability shall be of such nature as to prevent him from performing the services to be performed by him hereunder for a period of six consecutive months.

     4.3.  Retirement.  The Executive retires or resigns voluntarily.

     4.4. Good Reason. The Company may terminate the Executive for Good Reason. "Good Reason" shall mean (i) the willful and continued failure by the Executive to perform substantially his duties to the Company, (ii) any material breach of the Agreement by the Executive, (iii) any willful, intentional, reckless or negligent act by the Executive having the effect of materially injuring the business, financial condition or prospects of the Company or the reputation of the business or injuring any customer, supplier, employee or other business relationships of the Company or its Subsidiaries, (iv) the conviction of the Executive of a felony, or (v) conviction of the Executive for a crime involving moral turpitude or larceny. If the Company terminates the Executive, he will receive compensation for up to one year. If he finds other employment before the year expires, compensation shall cease. The Executive shall give 5 months notice if he wants to leave the Company's employ.

     6.4. Descriptive Headings. The section headings contained herein are for reference purposes only and shall not in any way effect the meaning or interptetation of this Agreement.

     6.5. Entire Agreement. This Agreement, including any exhibits hereto, sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and thereof and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof and thereof.

     6.6. No Third Party Contract Rights. This Agreement is intended solely for the benefit of the parties hereto. Nothing herein shall be construed or deemed to create any rights or benefits to any third parties or third party beneficiaries.

     6.7. Severability. The invalidity of all or any part of any section of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such section. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     6.8. No Conflict. The Executive represents and warrants to the Company that he is subject to no presently-existing written or oral employment agreement or non-competition agreement, that he has made no commitment of any kind inconsistent with the provisions of this Agreement and his duties hereunder, and that he is under no disability of any kind to enter into this Agreement and to perform all of his obligations hereunder.

     6.9. Acts of the Company. The Executive agrees that the Executive may not, as an officer, director or shareholder of the Company, take any action on behalf of the Company with respect to this Agreement and the matters of the business of the Company which relate to the Executive personally or to his family without approval of the Board.

     6.10. No Other Inducement. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

     6.11. Assignment. The Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Company may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business and assets, or any merger or consolidation, if the purchaser or transferee, or the surviving entity in any such merger or consolidation, agrees in writing to assume all of the Company's obligations hereunder.

     6.12. Amendments; Waivers. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or convenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or convenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or convenant contained in this Agreement, or shall affect the validity of this Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this as of the date first above written.


                                 THE FRESH JUICE COMPANY, INC.

                                 By:
                                     --------------------------
                                 Name:  Steven Smith
                                 Title: Chief Executive Officer


                                 Paul Ballentine

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